EXHIBIT 21.1

                       SUBSIDIARIES OF THE REGISTRANT

PANAMERICAN BEVERAGES INC.
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    Interamerican Financial Corporation (Incorporated in Panama)
    Panamco Insurance Company Ltd. (Incorporated in Bermuda)
    Alliance International Corp. (Incorporated in Panama)
    Panamco L.L.C. (Incorporated in Delaware)
    Pan Air Holding, Inc. (Incorporated in Panama)
    Panamco Aircraft L.L.C. (Incorporated in Delaware)

MEXICO (Companies related to the operation of Panamco in Mexico).
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    Panamco Mexico SA de CV (98.14 % ownership)
    Panamco Bajio S.A. de CV (97.20% ownership)
    Panamco Golfo SA de CV
    Compania  Inmobiliaria de Puebla  SA  de  CV
    Compania   Inmobiliaria  de  Apizaco  SA  de  CV
    Inmobiliaria  Impulsa SA de CV
    Compania  Inmobiliaria de Coatepec SA de CV
    Administracion  SA de CV (99.83%  ownership)
    Arrendadora del Bajio SA de CV
    Prosein SA de CV
    Proyectos y Construcciones Azteca SA de CV
    Arrendadora Azteca SA de CV
    Industrial  Metalica de Leon SA de CV  (60.17%  ownership)
    Plastehsa  SA de CV
    Maseri de Leon SA de CV (90% ownership)
    Impulsora Azteca SA de CV
    Compania  Inmobiliaria de Leon SA de CV (97.95% ownership)
    Compania Inmobiliaria de Irapuato SA de CV (98.18% ownership) Inmuebles Urbanos de Apatzingan
    Compania Inmobiliaria de Celaya SA de CV (98.03% ownership) Compania Inmobiliaria de Morelia SA de CV (87.11% ownership) Impulsora de Michoacan SA de CV
    Compania Inmobiliaria de Zamora SA de CV (87.02% ownership) Compania Inmobiliaria de Apatzingan SA de CV (85.82% ownership) Industria Envasadora de Queretaro SA de CV (14.9% ownership)

BRAZIL (Companies related to the operation of Panamco in Brazil).
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    Dixer Distribuidora de Bebidas SA
    Juratuba SA Industria & Comercio
    Refrescos Do Brasil SA  (98.86% ownership)
    Spal Industria Brasilera de Bebidas SA
    KSP Participaciones Limitada SA (38.73% ownership)
    Refigerantes Do Oeste SA
    Supripack Ind. Com. De Embalagens Ltda
    Distribuidora de Bebidas No Lar Ltda.
    Distribuidora Capuava de Bebidas Ltda


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    Sabara Compania Administradora Ltda
    American Participacoes Ltda.

COLOMBIA (Companies related to the operation in Colombia).
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    Panamco Indega SA (97.24% ownership)
    Embotelladoras de Santander SA
    Embotelladora  del Huila SA (65% ownership)
    Embotelladora  Roman SA
    Tapon  Corona de  Colombia SA (40%  ownership)
    Friomix del Cauca SA
    Comptec SA (20% ownership)

VENENZUELA (Companies related to the operation in Venezuela).
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The following companies are incorporated in Panama:

    Embotelladora Coca-Cola y Hit de Venezuela SA
    Wape Investments Inc.

The following Companies are incorporated in Venezuela:

    Coca-Cola  Refrescos  Holdings SA
    Coca-Cola  Refrescos SA
    Panamco de Venezuela  SA
    Distribuidora  CCC SA
    Valores  Nirgua  SA
    Comercial Vendosa SA

COSTA RICA (Company related to the operation in Costa Rica).
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    Embotelladora Panamco Tica SA

NICARAGUA (Company related to the operation in Nicaragua).
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The following Company is incorporated in Panama:

     Centroamericana Investments SA

The following Company is incorporated in Nicaragua:

     Panamco de Nicaragua SA

GUATEMALA (Companies related to the operation in Guatemala)
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     Embotelladora Central SA
     Bodegas de Distribucion SA